UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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RING ENERGY, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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RING ENERGY, INC.

200 N. LORAINE STREET

MIDLAND, TEXAS 79701

(732) 682-7464

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 16, 2014

____________________________________

Dear Ring Energy Stockholder:

November 26, 2014

We are pleased to invite you to attend the 2014 Annual Meeting of Stockholders of Ring Energy, Inc.  The Annual Meeting will be held on December 16, 2014, at 10:00 a.m., local time, at 4900 Green Tree Blvd., Midland, TX  79707.

The enclosed Notice of Annual Meeting and the accompanying proxy statement describe the various matters to be acted upon during the Annual Meeting.  In addition, there will be a report on the state of our business and an opportunity for you to ask questions of our management.

You may vote your shares by submitting a proxy by completing, signing, dating and returning the enclosed proxy card or by voting your shares in person at the Annual Meeting.  The proxy card describes your voting options in more detail.  Our report to the stockholders, including our Annual Report on Form 10-K for the year ended December 31, 2013, also accompanies the proxy statement.

The Annual Meeting gives us an opportunity to review our business results and discuss the steps we have taken to position our company for the future.  We appreciate your ownership of Ring Energy’s common stock, and I hope you will be able to join us at the Annual Meeting.

 Sincerely,

/s/ Kelly Hoffman

 Kelly Hoffman

 Chief Executive Officer

RING ENERGY, INC.

200 N. LORAINE STREET

MIDLAND, TEXAS 79701

(732) 682-7464

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 16, 2014

The 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Ring Energy, Inc., a Nevada corporation, will be held on December 16, 2014, at 10:00 a.m., local time, at 4900 Green Tree Blvd., Midland, TX  79707 for the following purposes:

(1)	the election of six directors to our Board until the 2015 Annual Meeting of Stockholders;

(2)	ratifying the appointment of Eide Bailly LLP as our independent registered public accounting firm; and

(3)	transacting such other business as may arise that can properly be conducted at the Annual Meeting or any adjournment or postponement thereof.

Our Board has fixed the close of business on November 26, 2014 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof.  Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting.  A list of stockholders entitled to vote at the Annual Meeting will be available for examination at our offices for 10 calendar days prior to the Annual Meeting.  The list will also be available during the Annual Meeting for inspection by stockholders.

EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ACCOMPANYING ENVELOPE.

By Order of the Board of Directors,

/s/ William Broaddrick

Midland, Texas	William R. Broaddrick
November 26, 2014	Chief Financial Officer, Corporate Secretary and Treasurer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON DECEMBER 16, 2014

The Notice of Annual Meeting of Stockholders, the Proxy Statement for the 2014 Annual Meeting of Stockholders and the Annual Report to Stockholders for the year ended

December 31, 2013 are available on the company’s website,

www.ringenergy.com

RING ENERGY, INC.

PROXY STATEMENT

____________________________________

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	1
CORPORATE GOVERNANCE AND OUR BOARD	5
EXECUTIVE OFFICERS AND DIRECTORS	8
COMPENSATION DISCUSSION AND ANALYSIS	10
COMPENSATION COMMITTEE REPORT, INTERLOCKS, INSIDER PARTICIPATION	13
EXECUTIVE COMPENSATION	14
TRANSACTIONS WITH RELATED PERSONS	19
PROPOSAL 1:ELECTION OF DIRECTORS	20
PROPOSAL 2:RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP	22
AUDIT COMMITTEE REPORT	23
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	24
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	25
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2015 ANNUAL MEETING	26
OTHER BUSINESS	26
ANNUAL REPORT	26

RING ENERGY, INC.

200 N. LORAINE STREET

MIDLAND, TEXAS 79701

(732) 682-7464

____________________________________

PROXY STATEMENT

FOR

THE 2014 ANNUAL MEETING OF STOCKHOLDERS

___________________________________

Unless the context requires otherwise, references in this proxy statement to “Ring,” “we,” “us” and “our” are to Ring Energy, Inc., a Nevada corporation, and its consolidated subsidiaries.  Unless the context otherwise requires, references to the “stockholders” are to the holders of shares of our common stock, par value $0.001 per share (“Common Stock”).

The accompanying proxy is solicited by the Board of Directors of Ring (our “Board”) to be voted at our 2014 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on December 16, 2014, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”) and at any adjournment(s) or postponement(s) thereof.

This proxy statement covers our fiscal year ending December 31, 2014.

This proxy statement and accompanying form of proxy are being mailed to our stockholders on or about November 26, 2014.  Our Annual Report on Form 10-K (the “Annual Report”) covering the year ended December 31, 2013 is enclosed, but does not form any part of the materials for solicitation of proxies.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice, including (1) the election of six directors to our Board, each for a term ending on the date of the 2015 Annual Meeting of Stockholders (this proposal is referred to as the “Election of Directors”), (2) the ratification of the appointment of Eide Bailly LLP as our independent registered public accounting firm (this proposal is referred to as the “Ratification of Eide Bailly”), and (3) the transaction of such other business as may arise that can properly be conducted at the Annual Meeting or any adjournment or postponement thereof.  Also, management will report on our performance during the last fiscal year and respond to questions from our stockholders.

What is a proxy?

A proxy is another person that you legally designate to vote your stock.  If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card.

What is a proxy statement?

It is a document that regulations of the Securities and Exchange Commission (the “SEC”) require that we give to you when we ask you to sign a proxy card to vote your stock at the Annual Meeting.

What is “householding” and how does it affect me?

One copy of the Notice, this proxy statement and the Annual Report (collectively, the “Proxy Materials”) will be sent to stockholders who share an address, unless they have notified us that they want to continue receiving multiple packages.  This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs. If you received a householded mailing this year and you would like to have additional copies of the Proxy Materials mailed to you or you would like to opt out of this practice for future mailings, we will promptly deliver such additional copies to you if you submit your request in writing to William R. Broaddrick, Chief Financial Officer, 6555 Lewis Ave., Suite 200, Tulsa, OK, 74136 or call (918) 499-3880. You may also contact us in the same manner if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future.  The Proxy Materials are also available on our website, www.ringenergy.com.

What should I do if I receive more than one set of voting materials?

Despite our efforts related to householding, you may receive more than one set of voting materials, including multiple copies of the proxy statement and multiple proxy cards or voting instruction cards.  For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares.  Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a proxy card and a voting instruction card. Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted at the Annual Meeting.

What is the record date and what does it mean?

The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on November 26, 2014 (the “Record Date”).  The Record Date is established by our Board as required by Nevada law. On the Record Date, we had 25,728,644 shares of Common Stock issued and outstanding.

What is a quorum?

A quorum is the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of our Common Stock outstanding and entitled to vote as of the Record Date.  There must be a quorum for the Annual Meeting to be held.  If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is reached.  Proxies received but marked as abstentions or broker non-votes will be included in the calculation of votes considered to be present at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Subject to the limitations set forth below, stockholders at the close of business on the Record Date may vote at the Annual Meeting.

What are the voting rights of the stockholders?

Each holder of Common Stock is entitled to one vote per common share on all matters to be acted upon at the Annual Meeting.  Neither our Articles of Incorporation, as amended, nor our bylaws allow for cumulative voting rights.

What is the difference between a stockholder of record and a “street name” holder?

Most stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name.  As summarized below, there are some distinctions between shares held of record and those owned in street name.

•

Stockholder of Record.  If your shares are registered directly in your name with Standard Registrar and Transfer Company, our transfer agent, you are considered, with respect to those shares, the stockholder of record.  As the stockholder of record, you have the right to grant your voting proxy directly or to vote in person at the Annual Meeting.

•

Street Name Stockholder.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.”  As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the Annual Meeting.  However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares.

How do I vote my shares?

Stockholders of Record:  Stockholders of record may vote their shares or submit a proxy to have their shares voted by one of the following methods:

•	By Mail. You may indicate your vote by completing, signing and dating your proxy card and returning it in the enclosed reply envelope.

•	In Person. You may vote in person at the Annual Meeting by completing a ballot; however, attending the Annual Meeting without completing a ballot will not count as a vote.

Street Name Stockholders:  Street name stockholders may generally vote their shares or submit a proxy to have their shares voted by one of the following methods:

•

By Mail.  You may indicate your vote by completing, signing and dating your proxy card or other information forwarded by your bank, broker or other holder of record and returning it in the enclosed reply envelope.

•

In Person with a Proxy from the Record Holder.  You may vote in person at the Annual Meeting if you obtain a legal proxy from your bank, broker or other nominee.  Please consult the voting form or other information sent to you by your bank, broker or other nominee to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

Can I revoke my proxy?

Yes.  If you are a stockholder of record, you can revoke your proxy at any time before it is exercised by:

•	submitting written notice of revocation to our company, Attention: William R. Broaddrick, Chief Financial Officer, 6555 Lewis Ave., Suite 200, Tulsa, OK, 74136, no later than December 15, 2014;

•	submitting another proxy with new voting instructions by mail; or

•	attending the Annual Meeting and voting your shares in person.

If you are a street name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or nominee in accordance with that entity’s procedures.

May I vote confidentially?

Yes. We treat all stockholder meeting proxies, ballots and voting tabulations confidentially if the stockholder has requested confidentiality on the proxy or ballot.

If you so request, your proxy will not be available for examination nor will your vote be disclosed prior to the tabulation of the final vote at the Annual Meeting except (1) to meet applicable legal requirements or (2) to allow the independent election inspectors to count and certify the results of the vote. The independent election inspectors may, however, at any time inform us whether or not a stockholder has voted.

 What is the effect of broker non-votes and abstentions and what vote is required to approve each proposal?

If you hold your shares in “street name,” you will receive instructions from your broker or other nominee describing how to vote your shares.  If you do not instruct your broker or nominee how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of the NYSE MKT LLC (the “NYSE MKT”).

There are also non-discretionary matters for which brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from you.  When a broker or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the broker or other nominee should vote your shares and the broker or other nominee indicates it does not have authority to vote such shares on its proxy, a “broker non-vote” results.  Although any broker non-vote would be counted as present at the Annual Meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.

Abstentions occur when stockholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting.

If your shares are held in street name and you do not give voting instructions, the record holder will not be permitted to vote your shares with respect to Proposal 1 (Election of Directors), and your shares will be considered broker non-votes with respect to this proposal. If your shares are held in street name and you do not give voting instructions, the record holder will nevertheless be entitled to vote your shares with respect to Proposal 2 (Ratification of Eide Bailly) in the discretion of the record holder.

•

Proposal 1 (Election of Directors) :  To be elected, each nominee for election as a director must receive the affirmative vote of a plurality of the votes cast by the holders of our Common Stock, present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.  This means that director nominees who receive the most votes are elected.  Votes may be cast in favor of or withheld from the election of each nominee.  Votes that are withheld from a director’s election will be counted toward a quorum, but will not affect the outcome of the vote on the election of a director.  Broker non-votes will not be counted as votes cast, and, accordingly, will have no effect on the outcome of the vote for directors.

•

Proposal 2 (Ratification of Eide Bailly) :  Ratification of the appointment of Eide Bailly LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 requires the affirmative vote of the holders of a majority of the votes cast by the holders of our Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.  Abstentions and broker non-votes will not be voted either for or against this proposal, and, accordingly, will not affect the outcome of this proposal.

Our Board has appointed William R. Broaddrick and Kelly Hoffman as the management proxy holders for the Annual Meeting.  If you are a stockholder of record, your shares will be voted by the management proxy holders in accordance with the instructions on the proxy card you submit by mail.  For stockholders who have their shares voted by duly submitting a proxy by mail, the management proxy holders will vote all shares represented by such valid proxies as our Board recommends, unless a stockholder appropriately specifies otherwise.

Our Board recommends a vote:

•	FOR each of the nominees for director;

•	FOR the ratification of the appointment of Eide Bailly LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

What happens if additional proposals are presented at the Annual Meeting?

Other than the matters specified in the Notice, we do not expect any matters to be presented for a vote at the Annual Meeting.  If you grant a proxy, the management proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. Under our bylaws, the deadline for notifying us of any additional proposals to be presented at the Annual Meeting has passed and, accordingly, stockholders may not present proposals at the Annual Meeting.

Who will bear the cost of soliciting votes for the Annual Meeting?

We will bear all expenses of soliciting proxies.  We have not engaged anyone to aid in the distribution of proxy materials and to provide voting and tabulation services for the Annual Meeting.  Directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with any solicitation.  In addition, we may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of our Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners.

May I propose actions for consideration at the 2015 Annual Meeting of Stockholders or nominate individuals to serve as directors?

You may submit proposals for consideration at future stockholder meetings, including director nominations.  Please read “Stockholder Proposals and Director Nominations for the 2015 Annual Meeting” for information regarding the submission of stockholder proposals and director nominations for consideration at next year’s annual meeting.

CORPORATE GOVERNANCE AND OUR BOARD

General

Our Board currently consists of six members.  The Company’s Certificate of Incorporation and bylaws provide for the annual election of directors. At each annual meeting of stockholders, our directors will be elected for a one-year term and serve until their respective successors have been elected and qualified.

Our Board held five meetings during the fiscal year ending on December 31, 2014.  During the fiscal year ending on December 31, 2014 no directors attended fewer than 75% of the total number of meetings of our Board and committees on which that director served.

We encourage, but do not require, our directors to attend annual meetings of stockholders.  At our last Annual Meeting of Stockholders, all members of our Board attended.

Board Independence

As required under the listing standards of the NYSE MKT, a majority of the members of our Board must qualify as independent, as affirmatively determined by our Board.  Our Nominating Committee evaluated all relevant transactions and relationships between each director, or any of his or her family members, and our company, senior management and independent registered accounting firm. Based on this evaluation and the recommendation of our Nominating Committee, our Board has determined that Clayton E. Woodrum, Anthony B. Petrelli, Lloyd T. Rochford, and Stanley M. McCabe are each an independent director, as that term is defined in the listing standards of the NYSE MKT.

Board Committees

Our Board has the authority to appoint committees to perform certain management and administrative functions. Our Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and an Executive Committee, the composition and responsibilities of which are briefly described below.  The charters for each of these committees shall be provided to any person without charge, upon request. The charters for such committees are available on our website at www.ringenergy.com.  The information on, or that can be accessed through our website, is not incorporated by reference into this proxy statement and should not be considered part of this proxy statement. Our Board, in its business judgment, has determined that the Compensation Committee, Audit Committee and Nominating Committee are comprised entirely of independent directors as currently required under the listing standards of the NYSE MKT and applicable rules and requirements of the SEC.  The Board may also delegate certain duties and responsibilities to the committees it establishes; for example, the Board may delegate the duty of determining appropriate salaries for our executive officers from time to time.

Audit Committee

The Audit Committee’s principal functions are to assist the Board in monitoring the integrity of our financial statements, the independent auditor’s qualifications and independence, the performance of our independent auditors and our compliance with legal and regulatory requirements. The Audit Committee has the sole authority to retain and terminate our independent auditors and to approve the compensation paid to our independent auditors. The Audit Committee is also responsible for overseeing our internal audit function. The Audit Committee is comprised of Messrs. Woodrum and Petrelli, with Mr. Woodrum acting as the chairman.  Our Board of Directors determined that Mr. Woodrum qualified as “audit committee financial expert” as defined in Item 407 of Regulation S-K promulgated by the Securities and Exchange Commission (see the biographical information for Mr. Woodrum, infra, in this discussion of “Executive Officers”). Each of Messrs. Woodrum and Petrelli further qualified as “independent” in accordance with the applicable regulations of the NYSE MKT.  The Audit Committee met four times during the fiscal year ending December 31, 2013.

Compensation Committee

The Compensation Committee’s principal function is to make recommendations regarding the compensation of the Company’s officers.  In accordance with the rules of the NYSE MKT, the compensation of our chief executive officer is recommended to the Board (in a proceeding in which the chief executive officer does not participate) by the Compensation Committee. Compensation for all other officers is also recommended to the Board for determination, by the Compensation Committee. The Compensation Committee is comprised of Messrs. Rochford and McCabe, with Mr. Rochford acting as the chairman.

The Compensation Committee is delegated all authority of the Board as may be required or advisable to fulfill the purposes of the Compensation Committee. The Compensation Committee may form and delegate some or all of its authority to subcommittees when it deems appropriate. Meetings may, at the discretion of the Compensation Committee, include members of the Company’s management, other members of the Board, consultants or advisors, and such other persons as the Compensation Committee or its chairperson may determine.

The Compensation Committee has the sole authority to retain, amend the engagement with, and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or executive officer compensation, including employment contracts and change in control provisions. The Compensation Committee has sole authority to approve the consultant’s fees and other retention terms and has authority to cause the Company to pay the fees and expenses of such consultants.  The Compensation Committee did not retain any compensation consultant for the fiscal year ending December 31, 2013.

Each member of the Compensation Committee during the fiscal year ending December 31, 2014 was an “outside director” as defined under section 162(m) of the Code and was “independent” as defined in the applicable rules of the NYSE MKT and the SEC.  The Compensation Committee held four meeting during the fiscal year ending December 31, 2013.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s principal functions are to (a) identify and recommend qualified candidates to the Board of Directors for nomination as members of the Board and its committees, and (b) develop and recommend to the Board corporate governance principles applicable to the Company.

The Nominating and Corporate Governance Committee is comprised of Messrs. Rochford and McCabe, with Mr. Rochford acting as the chairman.  Each member of the Nominating and Corporate Governance Committee during the fiscal year ending December 31, 2014 was “independent” as defined in the applicable rules of the NYSE MKT and the SEC. The Nominating Committee met one time during the fiscal year ending December 31, 2013.

Executive Committee

The Executive Committee’s principal function is to exercise the powers and duties of the Board between Board meetings and while the Board is not in session, and implement the policy decisions of the Board.  The Executive Committee is comprised of Messrs. Rochford and McCabe and met four times during the fiscal year ending December 31, 2013.

Code of Ethics

We have adopted a Code of Ethics that applies to our Chief Executive Officer, President, Chief Financial Officer, and Corporate Controller, as well as the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.  We have also adopted a Code of Conduct that applies to our officers, directors, and employees. We will provide such codes to any person without charge, upon request, a copy of the Code of Ethics or Code of Conduct.  Such codes are available on our website at www.ringenergy.com.

Board Leadership Structure

The Chairman of the Board is selected by the members of the Board.  The positions of Chairman and CEO are separate. The Board has determined that the current structure is appropriate at this time in that it enables Mr. Hoffman to focus on his role as CEO of the Company, while enabling Mr. Rochford, the Chairman of our Board, to continue to provide leadership on policy at the Board level. Although the roles of CEO and Chairman are currently separated, the Board has not adopted a formal policy requiring such separation. The Board believes that the right Board leadership structure should, among other things, be informed by the needs and circumstances of the Company and the then current membership of the Board, and that the Board should remain adaptable to shaping the leadership structure as those needs and circumstances change.

Board Risk Assessment and Control

Our risk management program is overseen by our Board and its committees, with support from our management.  Our Board oversees an enterprise-wide approach to oil and gas industry risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value.  A fundamental part of risk management is a thorough understanding of the risks a company faces, understanding of the level of risk appropriate for our company and the steps needed to manage those risks effectively.  The involvement of the full Board in setting our business strategy is a key part of its overall responsibilities and together with management determines what constitutes an appropriate level of risk for our company.  Our Board believes that the practice of including all members of our management team in our risk assessments allows the Board to more directly and effectively evaluate management capabilities and performance, allows the Board to more effectively and efficiently communicate its concerns and wishes to the entire management team and provides all members of management with a direct communication avenue to the Board.

While our Board has the ultimate oversight responsibility for the risk management process, other committees of our Board also have responsibility for specific risk management activities.  In particular, the Audit Committee focuses on financial risk, including internal controls, and oversees compliance with regulatory requirements.  In setting compensation, the Compensation Committee approves compensation programs for the officers and other key employees to encourage an appropriate level of risk-taking behavior consistent with our business strategy.

More information about the Company’s corporate governance practices and procedures is available on the Company’s website at www.ringenergy.com.

Communications with our Board

Stockholders desiring to communicate with our Board, or any director in particular, may do so by mail addressed as follows: Attn:  Board of Directors, Ring Energy, Inc., 200 N. Loraine Street, Suite 1245, Midland, Texas 79701.  Our Chief Executive Officer, Chief Financial Officer or Corporate Secretary review each such communication received from stockholders and other interested parties and will forward the communication, as expeditiously as reasonably practicable, to the Board (or individual director) if: (1) the communication complies with the requirements of any applicable policy adopted by us relating to the subject matter; or (2) the communication falls within the scope of matters generally considered by our Board.

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth the names, ages and titles, as of November 14, 2014, of each of our executive officers.

Name	Age	Position
Kelly Hoffman	56	Chief Executive Officer, Director
David A. Fowler	55	President, Director
Daniel D. Wilson	53	Vice President of Operations
William Broaddrick	37	Chief Financial Officer
Lloyd T. Rochford	67	Chairman of the Board of Directors
Stanley M. McCabe	82	Director
Anthony B. Petrelli	61	Director
Clayton E. Woodrum	73	Director

Our executive officers are elected by, and serve at the pleasure of, our Board of Directors. Our directors serve terms of one year each, with the current directors serving until the next annual meeting of stockholders, and in each case until their respective successors are duly elected and qualified.

Messrs. Rochford and McCabe joined the Board in June 2012 and. Messrs. Hoffman, Fowler, Woodrum and Petrelli joined the Board in January 2013.

Kelly Hoffman – Chief Executive Officer and Director.  Mr. Hoffman, 56, has organized the funding, acquisition and development of many oil and gas properties. He began his career in the Permian Basin in 1975 with Amoco Production Company. His responsibilities included oilfield construction, crew management, and drilling and completion operations. In the early 1990s, Mr. Hoffman co-founded AOCO and began acquiring properties in West Texas. In 1996, he arranged financing and purchased 10,000 acres in the Fuhrman Mascho field in Andrews, Texas. In the first six months, he organized a 60 well drilling and completion program resulting in a 600% increase in revenue and approximately 18 months later sold the properties to Lomak (Range Resources). In 1999, he again arranged financing and acquired 12,000 acres in Lubbock and Crosby counties. After drilling and completing 19 successful wells, unitizing the acreage, and instituting a secondary recovery project he sold his interest in the property to Arrow Operating Company. From April 2009 until December 2011, Mr. Hoffman served as President of Victory Park Resources, a privately held exploration and production company focused on the acquisition of oil and gas producing properties in Oklahoma, Texas and New Mexico.  Mr. Hoffman currently serves as a director of Joes Jeans Inc. (NASDAQ: JOEZ), a reporting company.

David A. Fowler – President and Director.  Mr. Fowler, 55, has served in several management positions for various companies in the insurance and financial services industries. In 1994, he joined Petroleum Listing Service as Vice President of Operations, overseeing oil and gas property listings, information packages, and marketing oil and gas properties to industry players. In late 1998, Mr. Fowler became the Corporate Development Coordinator for the Independent Producer Finance (“IPF”) group of Range Resources Corporation. Leaving Range IPF in April of 2001, he co-founded and became President of Simplex Energy Solutions, LLC (“Simplex”). Representing Permian Basin oil and gas independent operators, Simplex became known as the Permian Basin’s premier oil and gas divestiture firm, closing over 150 projects valued at approximately $675 million.

Daniel D. Wilson – Vice President of Operations.  Mr. Wilson, 53, has 29 years of experience in operating, evaluating and exploiting oil and gas properties. He has experience in production, drilling and reservoir engineering. For the last 22 years, he has served as the Vice President and Manager of Operations for Breck Operating Corporation (“Breck”). He has overseen the building, operating and divestiture of two companies during this time. At Breck’s peak, Mr. Wilson was responsible for over 750 wells in seven states and had an operating staff of 27 including engineers, foremen, pumpers and clerks. Mr. Wilson personally performed or oversaw all of the economic evaluations for both acquisition and banking purposes.

William R. Broaddrick – Chief Financial Officer. Mr. Broaddrick, 37, was employed from 1997 to 2000 with Amoco Production Company, performing lease revenue accounting and state production tax regulatory reporting functions.  During 2000, Mr. Broaddrick was employed by Duke Energy Field Services, LLC, performing state production tax functions.  From 2001 until 2010, Mr. Broaddrick was employed by Arena Resources, Inc., as Vice President and Chief Financial Officer.  During 2011, Mr. Broaddrick joined Stanford as Chief Financial Officer.  Subsequent to and as a result of the merger transaction between Stanford and Ring, Mr. Broaddrick became Chief Financial Officer of Ring as of July 2012.

Mr. Broaddrick received a Bachelor’s Degree in Accounting from Langston University, through Oklahoma State University – Tulsa, in 1999.  Mr. Broaddrick is a Certified Public Accountant.

Lloyd T. (“Tim”) Rochford – Chairman of the Board of Directors. Mr. Rochford, 67, has been active as an individual consultant and entrepreneur in the oil and gas industry since 1973. During that time, he has been an operator of wells in the mid-continent of the United States, evaluated leasehold drilling and production projects, and arranged and raised in excess of $500 million in private and public financing for oil and gas projects and development.

Mr. Rochford has successfully formed, developed and sold/merged four natural resource companies, two of which were listed on the New York Stock Exchange. The most recent, Arena Resources, Inc. (“Arena”), was founded by Mr. Rochford and his associate Stanley McCabe in August 2000. From inception until May of 2008, Mr. Rochford served as President, Chief Executive Officer (“CEO”) and as a director of Arena. During that time, Arena received numerous accolades from publications such as Business Week (2007 Hot Growth Companies), Entrepreneur (2007 Hot 500), Fortune (2007, 2008, 2009 Fastest Growing Companies), Fortune Small Business (2007, 2008 Fastest Growing Companies) and Forbes (Best Small Companies of 2009). In May 2008, Mr. Rochford resigned the position of CEO and accepted the position of Chairman of the Board. In his role as Chairman, he continued to pursue opportunities that would enhance the then current, as well as long-term value of Arena. Through his efforts, Arena entered into a merger agreement and was acquired by another New York Stock Exchange company for $1.6 billion in July, 2010.

Stanley M. McCabe – Director.  Mr. McCabe, 82, has been active in the oil and gas industry for over 30 years, primarily seeking individual oil and gas acquisition and development opportunities. In 1979, he founded and served as Chairman and CEO of Stanton Energy, Inc., a Tulsa, Oklahoma natural resource company specializing in contract drilling and operation of oil and gas wells. In 1990, Mr. McCabe co-founded with Mr. Rochford, Magnum Petroleum, Inc., serving as an officer and director. In 2000, Mr. McCabe co-founded with Mr. Rochford, Arena Resources, Inc. (“Arena”), serving as Chairman of the Board until 2008 and then as a director of Arena until 2010.

Anthony B. Petrelli – Director.  Mr. Petrelli, 61, is President, member of the Board of Directors, and Director of Investment Banking of Neidiger, Tucker, Bruner, Inc., a Denver, Colorado based financial services firm founded in 1977. Beginning his career in 1972, Mr. Petrelli has had extensive experience in the areas of operations, sales, trading, management of sales, underwriting and corporate finance. He has served on numerous regulatory and industry committees including service on the FINRA Corporate Finance Committee, the NASD Small Firm Advisory Board and as Chairman of the FINRA District Business Conduct Committee, District 3. Mr. Petrelli received his BS in Business (Finance) and his Masters of Business Administration (MBA) from the University of Colorado and a Masters of Arts in Counseling from Denver Seminary.

Clayton E. Woodrum – Director.  Mr. Woodrum, CPA, 73, is a founding partner of Woodrum, Tate & Associates, PLLC. His financial background encompasses over 40 years of experience from serving as a partner in charge of the tax department of a big eight accounting firm to chief financial officer of BancOklahoma Corp. and Bank of Oklahoma. His areas of expertise include business valuation, litigation support including financial analysis, damage reports, depositions and testimony, estate planning, financing techniques for businesses, asset protection vehicles, sale and liquidation of businesses, debt restructuring, debt discharge and CFO functions for private and public companies.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis contains statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of our executive compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution stockholders not to apply these statements to other contexts.

Introduction

This Compensation Discussion and Analysis (1) provides an overview of our compensation policies and programs; (2) explains our compensation objectives, policies and practices with respect to our executive officers; and (3) identifies the elements of compensation for each of the individuals identified in the following table (our principal executive officer, principal financial officer and the three most highly compensated executive officers), whom we refer to in this proxy statement as our “Named Executive Officers” for the fiscal year ending December 31, 2013.

Name	Principal Position
Kelly Hoffman	Chief Executive Officer, effective January 1, 2013
Robert S. Owens	Chief Executive Officer, through August 31, 2012
David Fowler	President, effective January 1, 2013
Danny Wilson	Executive Vice President, effective December 17, 2013
William Broaddrick	Chief Financial Officer; Interim Chief Executive Officer from September 1, 2012 through December 31, 2012

This section contains a discussion of the material elements of compensation awarded to, earned by or paid to (i) all individuals serving as the Company’s principal executive officer or acting in a similar capacity during the last completed fiscal year (“PEO”), regardless of compensation level, and (ii) all individuals serving as the Company’s principals financial officer or acting in a similar capacity during the last completed fiscal year (“PFO”), regardless of compensation level.  As of the end of the last completed fiscal year, the Company had two executive officers other than the PEO and PFO, and this discussion includes the material elements of compensation awarded to, earned by or paid to such executive officers.  This section omits tables and columns if there has been no compensation awarded to, earned by, or paid to any of the Named Executive Officers or directors required to be reported in such table or column in any fiscal year covered by such table.

Objectives and Philosophy of Our Executive Compensation Program

Ring strives to attract, motivate and retain high-quality executives by providing total compensation that is performance-based and competitive within the labor market in which it competes for executive talent as a public company.  Our compensation program is intended to align the interests of management with the interests of stockholders by linking pay with performance, thereby incentivizing performance and furthering the ultimate goal of stockholder value.

Setting Executive Compensation

Our current executive compensation programs are determined and approved by our Compensation Committee, after consideration of recommendations by our Chairman of the Board and our Chief Executive Officer, as to the other Named Executive Officers. None of the Named Executive Officers are members of the Compensation Committee.  The Compensation Committee has the direct responsibility and authority to review and approve the Company’s goals and objectives relative to the compensation of the Named Executive Officers, and to determine and approve (either as a committee or with the other members of the Company’s Board of Directors who qualify as “independent” directors under applicable guidelines adopted by the NYSE MKT) the compensation levels of the Named Executive Officers.

Our current executive compensation programs are intended to achieve two objectives.  The primary objective is to enhance the profitability of the Company, and thus, stockholder value. The second objective is to attract, motivate, reward and retain employees, including executive personnel, who contribute to the long-term success of the Company.  As described in more detail below, the material elements of our current executive compensation program for Named Executive Officers include a base salary, discretionary annual bonuses and discretionary stock options grants.

Elements of our Executive Compensation Program

         General

We believe that each element of the executive compensation program helps to achieve one or both of the compensation objectives outlined above.  The table below lists each material element of our executive compensation program and the compensation objective or objectives that it is designed to achieve.

Compensation Element	Compensation Objectives Attempted to be Achieved

Base Salary	Attract and retain qualified executives; Motivate and reward executives’ performance.

Bonus Compensation	Motivate and reward executive’s performance; Enhance profitability of Company and stockholder value.

Equity-Based Compensation – stock options and restricted stock grants	Enhance profitability of Company and stockholder value by aligning long-term incentives with stockholders’ long-term interests.

As illustrated by the table above, base salary is primarily intended to attract and retain qualified executives.  This is the element of the Ring’s current executive compensation program where the value of the benefit in any given year is not wholly dependent on performance. Base salaries are intended to attract and retain qualified executives as well as being linked to performance by rewarding and/or motivating executives.  Base salaries are reviewed annually and take into account: experience and retention considerations; past performance; improvement in historical performance; anticipated future potential performance; and other issues specific to the individual executive.

There are specific elements of the current executive compensation program that are designed to reward performance and enhance profitability and stockholder value, and therefore, the value of these benefits is based on performance.  The Company’s discretionary annual bonus plan is primarily intended to motivate and reward Named Executive Officers’ performance to achieve specific strategies and operating objectives, as well as improved financial performance.

The Compensation Committee considers the salaries of comparable executives of peer companies for which such information is publicly available.  The Compensation Committee believes that bonuses and equity compensation should fluctuate with our success in achieving financial, operating and strategic goals.  The Committee’s philosophy is that we should continue to use long-term compensation such as stock options to align stockholder and executives’ interests and should allocate a portion of long-term compensation to the entire executive compensation package.

The Compensation Committee has the authority to retain and terminate compensation consultants and other experts to assist the committee in its evaluation of compensation of any of the executive officers.  To date, the Compensation Committee has not retained an outside consultant in establishing its compensation program or in establishing any specific compensation for an executive officer.

        Base Salary

Similar to most companies within the industry, our policy is to pay Named Executive Officers’ base salaries in cash. Mr. Owens, who served as Chief Executive Officer from March 2008 through August 31, 2012, did not receive a salary as an executive officer but received a $250 per month director’s fee.  Effective July 1, 2012, the Compensation Committee designated a salary of $100,000 for Mr. Broaddrick. Effective September 1, 2012, the Compensation Committee recommended an increase of $25,000 for Mr. Broaddrick.  In approving this salary increase, the Committee took into account factors including, peer group comparisons available to the Committee, each executive’s individual experience and increased responsibilities and improved performance for the Company.

Robert S. Owens served as Chief Executive Officer of the Company from March 2008 through August 31, 2012.  Mr. Hoffman joined the Company as its Chief Executive Officer effective January 1, 2013, and the Compensation Committee designated a salary of $175,000.  Mr. Fowler joined the Company as its President effective January 1, 2013, and the Compensation Committee designated a salary of $150,000.  Mr. Wilson joined the Company as its Executive Vice President effective January 1, 2013, and the Compensation Committee designated a salary of $150,000.

Annual Bonuses

The Company does not have a formal policy regarding bonuses, and payment of bonuses has been purely discretionary and is largely based on the recommendations of the Compensation Committee.  Cash bonuses are not expected to be a significant portion of the executive compensation package.  Cash bonuses were granted to all employees in December 2013.  The annual discretionary bonus is reported in the “Bonus” column of the “Summary Compensation Table” for each Named Executive Officer.

Equity-Based Compensation – Options and Restricted Stock Grants

It is our policy that the Named Executive Officers’ long-term compensation should be directly linked to enhancing profitability and value provided to stockholders of the Company’s common stock.  Accordingly, the Compensation Committee grants equity awards under the Company’s long term incentive plan designed to link an increase in stockholder value to compensation.  Mr. Broaddrick was granted non-qualified stock options in 2012 and 2013. Messrs. Hoffman, Fowler and Wilson were granted non-qualified stock options in 2013.

Stock option grants are valued using the Black-Scholes Model and are calculated as a part of the executive compensation package for the year based on the amount of requisite service period served.  Non-qualified stock options for Named Executive Officers and other key employees generally vest ratably over five years.  No restricted stock was granted to any of the Named Executive Officers.’  The Compensation Committee believes that these awards encourage Named Executive Officers to continue to use their best professional skills and to retain Named Executive Officers for longer terms.

Grants are determined for Named Executive Officers based on his or her performance in the prior year, his or her expected future contribution to the performance of the Company, and other competitive data on grant values of peer companies.  Awards may be granted to new key employees or Named Executive Officers on hire date. Other grant date determinations are made by the Compensation Committee, which is based upon the date the Committee met and proper communication was made to the Named Executive Officer or key employee as defined in the definition of grant date by generally accepted accounting principles. Exercise prices are equal to the value of the Company’s stock on the close of business on the determined grant date.  The Company has no program or practice to coordinate timing of grants with release of material, nonpublic information.

The grant date fair value as determined under generally accepted accounting principles is shown in the “Summary Compensation Table” below.

Pension and Retirement Plans

The Company does not have any pension plans, non-qualified deferred compensation plans or severance, retirement, termination, constructive termination or change in control arrangements for any of its Named Executive Officers for the year ended December 31, 2013.

Other Benefits

Our Named Executive Officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, and short and long-term disability, in each case, on the same basis as other employees, subject to applicable laws. We also provide vacation and other paid holidays to all employees, including our Named Executive Officers.

Other Matters

Tax Considerations

Although our Compensation Committee considers the tax and accounting treatment associated with the cash and equity grants it makes, these considerations are not dispositive. Section 162(m) of the Code places a limit of $1.0 million per person on the amount of compensation that we may deduct in any year with respect to our chief executive officer and our three most highly compensated executive officers other than the chief executive officer and the chief financial officer. There is an exemption from the $1.0 million limitation for performance-based compensation that meets certain requirements. Our benefit plans are generally designed to permit compensation to be structured to meet the qualified performance-based compensation exception. To maintain flexibility in compensating named executive officers in a manner designed to promote varying company goals, our Compensation Committee has not adopted a policy requiring all compensation to be deductible. The Compensation Committee therefore retains the ability to evaluate the performance of our executive officers and to pay appropriate compensation, even if some of it may be non-deductible, to ensure competitive levels of total compensation is paid to certain individuals.

We account for stock-based awards based on their grant date fair value, as determined under FASB ASC Topic 718.  In connection with its approval of stock-based awards, the Compensation Committee is cognizant of and sensitive to the impact of such awards on stockholder dilution.  The Compensation Committee also endeavors to avoid stock-based awards made subject to a market condition, which may result in an expense that must be marked to market on a quarterly basis.  The accounting treatment for stock-based awards does not otherwise impact the Compensation Committee’s compensation decisions.

Risk Considerations in our Overall Compensation Program

When establishing and reviewing our executive compensation program, the Compensation Committee has considered whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. While behavior that may result in inappropriate risk taking cannot necessarily be prevented by the structure of compensation practices, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. Our compensation program is comprised of both fixed and incentive-based elements. The fixed compensation (i.e., base salary) provides reliable, foreseeable income that mitigates the focus of our employees on our immediate financial performance or our stock price, encouraging employees to make decisions in our best long-term interests. The incentive components are designed to be sensitive to both our short- and long-term goals, performance and stock price. In combination, we believe that our compensation structures do not encourage our officers and employees to take unnecessary or excessive risks in performing their duties. In conclusion, we believe that our compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on our company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of Ring Energy, Inc. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Lloyd T. Rochford

Stanley M. McCabe

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As of December 31, 2013, the Compensation Committee was comprised of two directors, Messrs. Rochford and McCabe, with Mr. Rochford acting as the chairman. Messrs. Rochford and McCabe are currently serving as the members of the Compensation Committee. None of our directors who currently serve as members of our compensation committee is, or has at any time in the past been, an officer or employee of the Company or any of its subsidiaries. The office space being leased by the Company in Tulsa, Oklahoma, is owned by Arenaco, LLC, a company that is owned by Messrs. Rochford and McCabe.  During the years ended December 31, 2013 and 2012, the Company paid $47,000 to this company.

None of our executive officers currently serves, or in the past year has served, as a member of the compensation committee of any other entity that has one or more executive officers serving on our board of directors. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors of any other entity that has one or more executive officers serving on our compensation committee.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation and benefits that were paid to or earned by our Named Executive Officers for various historical periods. The “Summary Compensation Table” set forth below should be read in connection with the tables and narrative descriptions that follow.  The “Outstanding Equity Awards at Fiscal Year End Table” and provides further information on the Named Executive Officers’ potential realizable value and actual value realized with respect to their equity awards.

Summary Compensation Table

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Option Awards(2) ($)	All Other Compensation ($)	Total ($)

Kelly Hoffman, Chief Executive Officer, effective January 1, 2013	2013	175,000	5,000	2,336,928	122,500(3)	2,639,428
	2012	-	-	-	90,833(4)	90,833
	2011	-	-	-	-	-

Robert S. Owens, Chief Executive Officer through August 31, 2012	2013	-	-	-	-	-
	2012	-	-	-	2,000(5)	2,000
	2011	-	-	-	3,000(5)	3,000

David Fowler, President, effective January 1, 2013	2013	150,000	5,000	2,336,928	22,500(6)	2,514,428
	2012	-	-	-	-	-
	2011	-	-	-	-	-

Danny Wilson, Executive Vice President, effective December 17, 2013	2013	150,000	5,000	1,454,044	-	1,609,044
	2012	-	-	-	-	-
	2011	-	-	-	-	-

William R. Broaddrick, Chief Financial Officer, effective January 1, 2013; Interim Chief Executive Officer from September 1, 2012 through December 31, 2012	2013	125,000	5,000	207,549	-	337,549
	2012	108,333	3,000	213,711	-	325,044
	2011	-	-	232,156	-	232,156

(1)Salary information for William R. Broaddrick during 2011 and 2012 includes (i) compensation received from Stanford prior to the merger between Stanford and Ring and (ii) compensation received from Ring subsequent to the merger.

(2)

See discussion of assumptions made in valuing these awards in the notes to our financial statements.

(3)

2013 Other Compensation to Mr. Hoffman includes a $100,000 signing bonus and $22,500 in director’s fees.

(4)

2012 Other Compensation to Mr. Hoffman consisted of consulting fees.

(5)

Robert S. Owens received a director fee of $250 per month through the date of his resignation which was effective August 31, 2012.

(6)

David Fowler received $22,500 in director’s fees.

The Company awards stock options to key employees and the Named Executive Officers either on the initial date of employment or due to performance incentives throughout the year.  The following table reflects the stock options granted during 2013.

Grants of Plan-Based Awards

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Fair Value on Grant Date (1)

Kelly Hoffman	1/1/2013	500,000	$ 4.50	$ 2,077,491
David Fowler	1/1/2013	500,000	4.50	2,077,491
Daniel D. Wilson	1/1/2013	300,000	4.50	1,246,495
Kelly Hoffman	12/16/2013	25,000	10.00	259,437
David Fowler	12/16/2013	25,000	10.00	259,437
Daniel D. Wilson	12/16/2013	20,000	10.00	207,549
William R. Broaddrick	12/16/2013	20,000	10.00	207,549

Named Executive Officers are not separately entitled to receive dividend equivalent rights with respect to each stock option.  Each nonqualified stock option award described in the “Grants of Plan-Based Awards Table” above expires ten years from the grant date and vests in equal installments over the course of five years.

The following table provides certain information regarding unexercised stock options outstanding for each Named Executive Officer as of December 31, 2013.

Outstanding Equity Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Options Exercise Price ($)	Option Expiration Date

Kelly Hoffman	100,000	150,000	$ 2.00	12/01/21
	100,000	400,000	4.50	01/01/23
	-	25,000	10.00	12/16/23

David Fowler	100,000	400,000	4.50	01/01/23
	-	25,000	10.00	12/16/23

Daniel D. Wilson	60,000	240,000	4.50	01/01/23
	-	20,000	10.00	12/16/23

William R. Broaddrick	20,000	80,000	2.00	12/01/21
	-	50,000	4.50	09/01/22
	-	20,000	10.00	12/16/23

There were no option exercises by Named Executive Officers during 2013.

The Company uses the Black-Scholes option pricing model to calculate the fair-value of each option grant. The expected volatility for the 2013 option grants is based on the historical price volatility of the Company’s Common Stock. We elected to use the simplified method for estimating the expected term as allowed by generally accepted accounting principles for options granted through December 31, 2013 and 2012. Under the simplified method, the expected term is equal to the midpoint between the vesting period and the contractual term of the stock option. The risk-free interest rate represents the U.S. Treasury bill rate for the expected life of the related stock options. The dividend yield represents the Company’s anticipated cash dividend over the expected life of the stock options.  The following are the Black-Scholes weighted-average assumptions used for options granted during the periods ended December 31, 2013 and 2012:

	Risk free interest rate	Expected life (years)	Dividend yield	Volatility

July 1, 2012	0.67%	6.5	-	158%
September 1, 2012	0.80%	6.5	-	153%
October 1, 2012	0.25%	5.75	-	147%

January 1, 2013	0.76%	6.5	-	138%
February 13, 2013	0.92%	6.5	-	137%
March 15, 2013	0.84%	6.5	-	132%
June 25, 2013	1.49%	6.5	-	128%
December 16, 2013	1.55%	6.5	-	119%

As of December 31, 2013, there was approximately $5,250,009 of unrecognized compensation cost related to stock options that will be recognized over a weighted average period of 2.6 years.  The aggregate intrinsic value of options vested and expected to vest at December 31, 2013 was $20,359,425.  The aggregate intrinsic value of options exercisable at December 31, 2013 was $3,890,000.  The year end intrinsic values are based on a December 31, 2013 closing price of $12.20.

During 2013, a total of 25,000 options were exercised.  The aggregate intrinsic value of the options exercised was $149,000.

Director Compensation

Beginning in February 2013, all directors received a monthly stipend of $2,000.  Additionally, each director received $500 for each meeting physically attended.  Each outside director also received an annual bonus of $2,000.  Director compensation to Messrs. Fowler and Hoffman is included here but is also included in the Executive Compensation Table above.  No director receives a salary as a director.

Director Compensation Table
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Lloyd T. Rochford	24,500	-(1)	-	24,500
Stanley M. McCabe	24,500	-(2)	-	24,500
David A. Fowler	22,500	-(3)	-	22,500
Kelly Hoffman	22,500	-(4)	-	22,500
Clayton E. Woodrum	24,500	-(5)	-	24,500
Anthony B. Petrelli	24,500	-(6)	-	24,500

(1)

Lloyd T. Rochford has 100,000 options to purchase Ring stock.

(2)

Stanley McCabe has 100,000 options to purchase Ring stock.

(3)

David A. Fowler has an aggregate of 525,000 options to purchase Ring stock.

(4)

Kelly Hoffman has an aggregate of 775,000 options to purchase Ring stock.

(5)

Clayton E. Woodrum has 100,000 options to purchase Ring stock.

(6)

Anthony B. Petrelli has 100,000 options to purchase Ring stock.

Executive Stock Compensation Plans

The following table sets forth information concerning our executive stock compensation plans as of December 31, 2013.

	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under compensation plans (excluding securities in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,647,500	$4.01	2,327,500

Equity compensation plans not approved by security holders	-	-	-

Total	2,647,500	$4.01	2,327,500

Long Term Incentive Plan

On January 22, 2013, our stockholders acted by way of majority written consent action (pursuant to a solicitation of consents commenced on January 16, 2013, and in lieu of a special meeting of stockholders) to approve the Ring Energy, Inc. Long-Term Incentive Plan (the “Plan”).

The Plan was in existence with Stanford and was adopted by the Board of Directors on June 27, 2012, and assumed by the Company upon the acquisition of Stanford.  The Plan was also approved by vote of a majority of stockholders on January 22, 2013.  The following is a summary of the material terms of the Plan.

Shares Available

Our Plan currently authorizes 5,000,000 shares of our Common Stock for issuance under the Plan. If any shares of Stock subject to an Award are forfeited or if any Award based on shares of Stock is otherwise terminated without issuance of such shares of Stock or other consideration in lieu of such shares of Stock, the shares of Stock subject to such Award shall to the extent of such forfeiture or termination, again be available for Awards under the Plan if no participant shall have received any benefits of ownership in respect thereof  The shares to be delivered under the Plan shall be made available from (a) authorized but unissued shares of Common Stock, (b) Common Stock held in the treasury of the Company, or (c) previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market, in each situation as the Board of Directors or the Compensation Committee may determine from time to time at its sole option.

Administration

The Committee shall administer the Plan with respect to all eligible individuals or may delegate all or part of its duties under the Plan to a subcommittee or any executive officer of the Company, subject in each case to such conditions and limitations as the Board of Directors may establish.  Under the Plan, “Committee” can be either the Board of Directors or a committee approved by the Board of Directors.

Eligibility

Awards may be granted pursuant to the Plan only to persons who are eligible individuals at the time of the grant thereof or in connection with the severance or retirement of Eligible Individuals.  Under the Plan, “Eligible Individuals” means (a) employees, (b) non-employee Directors and (c) any other person that the Committee designates as eligible for an Award (other than for Incentive Options) because the Person performs bona fide consulting or advisory services for the Company or any of its subsidiaries (other than services in connection with the offer or sale of securities in a capital raising transaction).

Stock Options

Under the Plan, the plan administrator is authorized to grant stock options.  Stock options may be either designated as non-qualified stock options or incentive stock options.  Incentive stock options, which are intended to meet the requirements of Section 422 of the Internal Revenue Code such that a participant can receive potentially favorable tax treatment, may only be granted to employees.  Therefore, any stock option granted to consultants and non-employee directors are non-qualified stock options.

Options granted under the Plan become exercisable at such times as may be specified by the plan administrator.  In general, options granted to participants become exercisable in five equal annual installments, subject to the optionee’s continued employment or service with our company.  However, the aggregate value (determined as of the grant date) of the shares subject to incentive stock options that may become exercisable by a participant in any year may not exceed $100,000.

Each option will be exercisable on such date or dates, during such period, and for such number of shares of Common Stock as shall be determined by the plan administrator on the day on which such stock option is granted and set forth in the option agreement with respect to such stock option; provided, however the maximum term of options granted under the Plan is ten years.

Restricted Stock

Under the Plan, the plan administrator is also authorized to make awards of restricted stock.  Before the end of a restricted period and/or lapse of other restrictions established by the plan administrator, shares received as restricted stock will contain a legend restricting their transfer, and may be forfeited in the event of termination of employment or upon the failure to achieve other conditions set forth in the award agreement.

An award of restricted stock will be evidenced by a written agreement between us and the participant.  The award agreement will specify the number of shares of Common Stock subject to the award, the nature and/or length of the restrictions, the conditions that will result in the automatic and complete forfeiture of the shares and the time and manner in which the restrictions will lapse, subject to the participant’s continued employment by us, and any other terms and conditions the plan administrator imposes consistent with the provisions of the Plan.  Upon the lapse of the restrictions, any legends on the shares of Common Stock subject to the award will be re-issued to the participant without such legend.

The plan administrator may impose such restrictions or conditions, to the vesting of such shares as it, in its absolute discretion, deems appropriate.  Prior to the vesting of a share of restricted stock granted under the Plan, no transfer of a participant’s rights to such share, whether voluntary or involuntary, by operation of law or otherwise, will vest the transferee with any interest, or right in, or with respect to, such share, but immediately upon any attempt to transfer such rights, such share, and all the rights related thereto, will be forfeited by the participant and the transfer will be of no force or effect; provided, however, that the plan administrator may, in its sole and absolute discretion, vest in the participant all or any portion of shares of restricted stock which would otherwise be forfeited.

Fair Market Value

Under the Plan, “Fair Market Value” means, for a particular day, the value determined in good faith by the plan administrator, which determination shall be conclusive for all purposes of the Plan.  For purposes of valuing incentive options, the fair market value of stock: (i) shall be determined without regard to any restriction other than one that, by its terms, will never lapse; and (ii) will be determined as of the time the option with respect to such stock is granted.

Transferability Restrictions

Notwithstanding any limitation on a holder’s right to transfer an award, the plan administrator may (in its sole discretion) permit a holder to transfer an award, or may cause the Company to grant an award that otherwise would be granted to an eligible individual, in any of the following circumstances: (a) pursuant to a qualified domestic relations order, (b) to a trust established for the benefit of the eligible individual or one or more of the children, grandchildren or spouse of the eligible individual; (c) to a limited partnership or limited liability company in which all the interests are held by the eligible individual and that person’s children, grandchildren or spouse; or (d) to another person in circumstances that the plan administrator believes will result in the award continuing to provide an incentive for the eligible individual to remain in the service of the Company or its subsidiaries and apply his or her best efforts for the benefit of the Company or its subsidiaries.  If the plan administrator determines to allow such transfers or issuances of awards, any holder or eligible individual desiring such transfers or issuances shall make application therefore in the manner and time that the plan administrator specifies and shall comply with such other requirements as the plan administrator may require to assure compliance with all applicable laws, including securities laws, and to assure fulfillment of the purposes of the Plan.  The plan administrator shall not authorize any such transfer or issuance if it may not be made in compliance with all applicable federal and state securities laws.  The granting of permission for such an issuance or transfer shall not obligate the Company to register the shares of stock to be issued under the applicable award.

Termination and Amendments to the Plan

The Board of Directors may (insofar as permitted by law and applicable regulations), with respect to any shares which, at the time, are not subject to awards, suspend or discontinue the Plan or revise or amend it in any respect whatsoever, and may amend any provision of the Plan or any award agreement to make the Plan or the award agreement, or both, comply with Section 16(b) of the Exchange Act and the exemptions therefrom, the Internal Revenue Code, as amended (the “Code”), the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the regulations promulgated under the Code or ERISA, or any other law, rule or regulation that may affect the Plan.  The Board of Directors may also amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in other legal requirements applicable to the Company or the Plan or for any other purpose permitted by law.  The Plan may not be amended without the consent of the holders of a majority of the shares of Common Stock then outstanding to increase materially the aggregate number of shares of stock that may be issued under the Plan except for certain adjustments.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS

AND CERTAIN CONTROL PERSONS

Certain Relationships and Related Transactions

The office space being leased by the Company in Tulsa, Oklahoma, is owned by Arenaco, LLC, a company that is owned by Mr. Rochford, Chairman of the Board of the Company, and Mr. McCabe, a Director of the Company.  During the years ended December 31, 2013 and 2012, the Company paid $47,000 to this company.

Review, Approval or Ratification of Transactions with Related Parties

The Board of Directors will review and approve all relationships and transactions in which it and its directors, director nominees and executive officers and their immediate family members, as well as holders of more than 5% of any class of its voting securities and their family members, have a direct or indirect material interest. In approving or rejecting such proposed relationships and transactions, the Board shall consider the relevant facts and circumstances available and deemed relevant to this determination.

Director Independence

The standards relied upon the Board in determining whether a director is “independent” are those set forth in the rules of the NYSE MKT LLC (formerly, NYSE Amex). The NYSE MKT LLC generally defines “independent directors” as a person other than an executive officer or employee of a company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.  Because the Board of Directors believes it is not possible to anticipate or provide for all circumstances that might give rise to conflicts of interest or that might bear on the materiality of a relationship between a director and the Company, the Board has not established specific objective criteria, apart from the criteria set forth in the NYSE MKT, LLC rules, to determine “independence”.  In addition to such criteria, in making the determination of “independence”, the Board of Directors considers such other matters including (i) the business and non-business relationships that each independent director has or may have had with the Company and its other Directors and executive officers, (ii) the stock ownership in the Company held by each such Director, (iii) the existence of any familial relationships with any executive officer or Director of the Company, and (iv) any other relevant factors which could cause any such Director to not exercise his independent judgment.

Consistent with these standards, our Board of Directors has determined that Messrs. Woodrum and Petrelli, are each “independent” directors within the meaning the NYSE MKT, LLC definition of independent director set forth in the Company Guide, Part 8, Section 803(A).  The Board has also determined that Messrs. Rochford and McCabe are “independent” directors under the same definitions.

PROPOSAL 1:

ELECTION OF DIRECTORS

General

Our Board currently consists of six directors.  Directors are elected annually and hold office until the next annual meeting or until their successors are duly elected and qualified.

Our Board has nominated each of the directors listed below for re-election as directors to serve until the 2015 Annual Meeting of Stockholders and until their successors have been elected and qualified, or until their earlier resignation or removal.  We did not pay any third-party fees to assist in the process of identifying or evaluating candidates nor did we receive any stockholder nominations for director.   Each nominee is currently a director and was previously elected to our Board by our stockholders in 2013.  Each nominee has consented to being named as a nominee in this proxy statement and has indicated a willingness to serve if elected.

Stockholders may not cumulate their votes in the election of our directors.  We have no reason to believe that the nominees will be unable or unwilling to serve if elected.  However, if a nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by our Board, or our Board may reduce its size.

Information About Director Nominees

The following table sets forth the names and ages, as of November 14, 2014, of our current directors, each of whom is a director nominee for re-election at the Annual Meeting.

Name	Age	Position	Year First Elected Director
Kelly Hoffman	56	Chief Executive Officer, Director	Jan. 2013
David A. Fowler	55	President, Director	Jan. 2013
Lloyd T. Rochford	67	Chairman of the Board of Directors	June 2012
Stanley M. McCabe	82	Director	June 2012
Anthony B. Petrelli	61	Director	Jan. 2013
Clayton E. Woodrum	73	Director	Jan. 2013

 Kelly Hoffman – Chief Executive Officer and Director.  Mr. Hoffman, 56, has organized the funding, acquisition and development of many oil and gas properties. He began his career in the Permian Basin in 1975 with Amoco Production Company. His responsibilities included oilfield construction, crew management, and drilling and completion operations. In the early 1990s, Mr. Hoffman co-founded AOCO and began acquiring properties in West Texas. In 1996, he arranged financing and purchased 10,000 acres in the Fuhrman Mascho field in Andrews, Texas. In the first six months, he organized a 60 well drilling and completion program resulting in a 600% increase in revenue and approximately 18 months later sold the properties to Lomak (Range Resources). In 1999, he again arranged financing and acquired 12,000 acres in Lubbock and Crosby counties. After drilling and completing 19 successful wells, unitizing the acreage, and instituting a secondary recovery project he sold his interest in the property to Arrow Operating Company. From April 2009 until December 2011, Mr. Hoffman served as President of Victory Park Resources, a privately held exploration and production company focused on the acquisition of oil and gas producing properties in Oklahoma, Texas and New Mexico.  Mr. Hoffman currently serves as a director of Joes Jeans Inc. (NASDAQ: JOEZ), a reporting company.

David A. Fowler – President and Director.  Mr. Fowler, 55, has served in several management positions for various companies in the insurance and financial services industries. In 1994, he joined Petroleum Listing Service as Vice President of Operations, overseeing oil and gas property listings, information packages, and marketing oil and gas properties to industry players. In late 1998, Mr. Fowler became the Corporate Development Coordinator for the Independent Producer Finance (“IPF”) group of Range Resources Corporation. Leaving Range IPF in April of 2001, he co-founded and became President of Simplex Energy Solutions, LLC (“Simplex”). Representing Permian Basin oil and gas independent operators, Simplex became known as the Permian Basin’s premier oil and gas divestiture firm, closing over 150 projects valued at approximately $675 million.

Lloyd T. (“Tim”) Rochford – Chairman of the Board of Directors. Mr. Rochford, 67, has been active as an individual consultant and entrepreneur in the oil and gas industry since 1973. During that time, he has been an operator of wells in the mid-continent of the United States, evaluated leasehold drilling and production projects, and arranged and raised in excess of $500 million in private and public financing for oil and gas projects and development.

Mr. Rochford has successfully formed, developed and sold/merged four natural resource companies, two of which were listed on the New York Stock Exchange. The most recent, Arena Resources, Inc. (“Arena”), was founded by Mr. Rochford and his associate Stanley McCabe in August 2000. From inception until May of 2008, Mr. Rochford served as President, Chief Executive Officer (“CEO”) and as a director of Arena. During that time, Arena received numerous accolades from publications such as Business Week (2007 Hot Growth Companies), Entrepreneur (2007 Hot 500), Fortune (2007, 2008, 2009 Fastest Growing Companies), Fortune Small Business (2007, 2008 Fastest Growing Companies) and Forbes (Best Small Companies of 2009). In May 2008, Mr. Rochford resigned the position of CEO and accepted the position of Chairman of the Board. In his role as Chairman, he continued to pursue opportunities that would enhance the then current, as well as long-term value of Arena. Through his efforts, Arena entered into a merger agreement and was acquired by another New York Stock Exchange company for $1.6 billion in July, 2010.

Stanley M. McCabe – Director.  Mr. McCabe, 82, has been active in the oil and gas industry for over 30 years, primarily seeking individual oil and gas acquisition and development opportunities. In 1979, he founded and served as Chairman and CEO of Stanton Energy, Inc., a Tulsa, Oklahoma natural resource company specializing in contract drilling and operation of oil and gas wells. In 1990, Mr. McCabe co-founded with Mr. Rochford, Magnum Petroleum, Inc., serving as an officer and director. In 2000, Mr. McCabe co-founded with Mr. Rochford, Arena Resources, Inc. (“Arena”), serving as Chairman of the Board until 2008 and then as a director of Arena until 2010.

Anthony B. Petrelli – Director.  Mr. Petrelli, 61, is President, member of the Board of Directors, and Director of Investment Banking of Neidiger, Tucker, Bruner, Inc., a Denver, Colorado based financial services firm founded in 1977. Beginning his career in 1972, Mr. Petrelli has had extensive experience in the areas of operations, sales, trading, management of sales, underwriting and corporate finance. He has served on numerous regulatory and industry committees including service on the FINRA Corporate Finance Committee, the NASD Small Firm Advisory Board and as Chairman of the FINRA District Business Conduct Committee, District 3. Mr. Petrelli received his BS in Business (Finance) and his Masters of Business Administration (MBA) from the University of Colorado and a Masters of Arts in Counseling from Denver Seminary.

Clayton E. Woodrum – Director.  Mr. Woodrum, CPA, 73, is a founding partner of Woodrum, Tate & Associates, PLLC. His financial background encompasses over 40 years of experience from serving as a partner in charge of the tax department of a big eight accounting firm to chief financial officer of BancOklahoma Corp. and Bank of Oklahoma. His areas of expertise include business valuation, litigation support including financial analysis, damage reports, depositions and testimony, estate planning, financing techniques for businesses, asset protection vehicles, sale and liquidation of businesses, debt restructuring, debt discharge and CFO functions for private and public companies.

All directors and nominees for director of the Company are United States citizens.  There are no family relationships between any of our directors and executive officers. In addition, there are no other arrangements or understandings between any of our directors and any other person pursuant to which any person was selected as a director.

OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION

OF EACH OF THE NOMINEES FOR DIRECTOR.

PROPOSAL 2:

RATIFICATION OF THE APPOINTMENT OF EIDE BAILLY LLP

With authority granted by our Board, the Audit Committee has appointed Eide Bailly LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2014.  Although stockholder ratification of the selection of Eide Bailly LLP is not required, the Audit Committee and our Board consider it desirable for our stockholders to vote upon this selection. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of our stockholders and us.

Representatives from Eide Bailly will be present at the Annual Meeting.  These representatives will have the opportunity to make a statement if they so desire, and they are expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

On September 1, 2013, Hansen, Barnett & Maxwell, P.C. (“HBM”) resigned as the Company’s independent registered public accounting firm. HBM recently entered into an agreement with Eide Bailly, pursuant to which Eide Bailly acquired the operations of HBM as of September 1, 2013. The following is a summary of the fees associated with audit and other professional services provided to us by HBM and then by Eide Bailly LLP for the fiscal years ended December 31, 2013.

	Eide Bailly for the fiscal year ending December 31	HBM for the fiscal year ending December 31
	2013	2013	2012
Audit Fees	$45,000	$—	$35,000
Audit-Related Fees	8,500	17,000	30,000
Tax Fees	7,500	—	5,000
All Other Fees	27,719	1,487	—
Total	$88,719	$18,488	$70,000

The Audit Committee pre-approved all of Eide Bailly’s fees for the fiscal year through a formal engagement letter.  The policy of the Audit Committee and our Board, as applicable, is to pre-approve all services by our independent registered public accounting firm.  The Audit Committee has adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other non-audit services that may be provided by our independent registered public accounting firm.  The policy (a) identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the independent registered public accounting firm’s independence is not impaired; (b) describes the audit, audit-related, tax and other services that may be provided and the non-audit services that are prohibited; and (c) sets forth the pre-approval requirements for all permitted services.  Under the policy, all services to be provided by our independent registered public accounting firm must be pre-approved by the Audit Committee.

OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION

OF THE APPOINTMENT OF EIDE BAILLY LLP AS

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2015 FISCAL YEAR.

AUDIT COMMITTEE REPORT

The Audit Committee’s principal functions are to assist the Board in monitoring the integrity of our financial statements, the independent auditor’s qualifications and independence, the performance of our independent auditors and our compliance with legal and regulatory requirements. The Audit Committee has the sole authority to retain and terminate our independent auditors and to approve the compensation paid to our independent auditors. The Audit Committee is also responsible for overseeing our internal audit function.

The Audit Committee has reviewed and discussed with management and with Eide Bailly LLP, the independent registered public accounting firm, the Company’s audited financial statements as of and for the fiscal year ended December 31, 2013.  The Audit Committee has also discussed with Eide Bailly LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

Eide Bailly LLP submitted to the Audit Committee the written disclosures and the letter required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committees Concerning Independence.  The Audit Committee discussed with Eide Bailly LLP such firm’s independence.  The Audit Committee has also considered whether the provision of non-audit services to the Company by Eide Bailly LLP is compatible with maintaining their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2013 for filing with the SEC.

 THE AUDIT COMMITTEE,

 Clayton E. Woodrum (Chairman)

 Anthony B. Petrelli

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information furnished by current management and others, concerning the ownership of our Common Stock as of November 14, 2014, of (i) each person who is known to us to be the beneficial owner of more than 5 percent of our Common Stock, without regard to any limitations on conversion or exercise of convertible securities or warrants; (ii) all directors and Named Executive Officers; and (iii) our directors and executive officers as a group.  Except as otherwise provided herein, the mailing address for each of the persons indicated is our corporate headquarters.  The percentage ownership is based on 25,728,644 shares outstanding at November 26, 2014.

Beneficial ownership is determined under the rules of the Securities and Exchange Commission. In general, these rules attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities and includes, among other things, securities that an individual has the right to acquire within 60 days. Unless otherwise indicated, the stockholders identified in the following table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

	Shares of Common Stock Beneficially Owned
Name	Number	Percent
5% Stockholders
MSD Credit Opportunity Master Fund, L.P.(1)	1,333,334(2)	5%
Directors and Executive Officers:
Kelly Hoffman	362,546 (3)	1%
David A. Fowler	413,000(4)	2%
Daniel D. Wilson	239,000(5)	1%
William R. Broaddrick	134,000 (6)	1%
Lloyd T. Rochford	2,364,667 (7)	9%
Stanley M. McCabe	2,331,502 (8)	9%
Anthony B. Petrelli	100,000 (9)	*
Clayton E. Woodrum	79,723 (10)	*
Robert S. Owens	0	*

All directors and executive officers as a group (9 persons)	6,024,438 (11)	23%

*

Represents beneficial ownership of less than 1%.

(1)

The mailing address for MSD Credit Opportunity Master Fund, L.P. is c/o MSDC Management, L.P., 645 Fifth Avenue, 21st Floor, New York, NY 10022.

(2)

MSDC Management, L.P. is the investment manager of, and may be deemed to have or share voting and dispositive power over, and/or beneficially own securities owned by MSD Credit Opportunity Master Fund, L.P.  MSDC Management (GP), LLC is the general partner of and may be deemed to have or share voting and dispositive power over, and/or beneficially own securities owned by MSDC Management, L.P.  Each of Glenn R. Fuhrman, John C. Phelan and Marc R. Lisker is manager of MSDC Management (GP), LLC and may be deemed to have or share voting and/or dispositive power over, and beneficially own, the common stock beneficially owned by MSD Management (GP), LLC.  Each of Mr. Fuhrman, Mr. Phelan and Mr. Lisker disclaim beneficial ownership of such common stock, except to the extent of the pecuniary interest of such person in such shares.

(3)

Includes 200,000 shares issuable upon the exercise of stock options that are currently exercisable and 155,000 shares issuable upon the exercise of stock options that will be exercisable within the next 60 days.

(4)

Includes 100,000 shares issuable upon the exercise of stock options that are currently exercisable and 105,000 shares issuable upon the exercise of stock options that will be exercisable within the next 60 days.

(5)

Includes 60,000 shares issuable upon the exercise of stock options that are currently exercisable and 64,000 shares issuable upon the exercise of stock options that will be exercisable within the next 60 days.

(6)

Includes 10,000 shares issuable upon the exercise of stock options that are currently exercisable and 24,000 shares issuable upon the exercise of stock options that will be exercisable within the next 60 days.

 (7)

Includes 40,000 shares issuable upon the exercise of stock options that are currently exercisable and 20,000 shares issuable upon the exercise of stock options that will be exercisable within the next 60 days.  Includes 2,220,000 shares held by a family trust controlled by Mr. Rochford.

(8)

Includes 40,000 shares issuable upon the exercise of stock options that are currently exercisable and 20,000 shares issuable upon the exercise of stock options that will be exercisable within the next 60 days.  Also includes 1,646,502 shares held by a family trust controlled by Mr. McCabe.

(9)

Includes 40,000 shares issuable upon the exercise of stock options that are currently exercisable and 20,000 shares issuable upon the exercise of stock options that will be exercisable within the next 60 days.

(10)

Includes 40,000 shares issuable upon the exercise of stock options that are currently exercisable and 20,000 shares issuable upon the exercise of stock options that will be exercisable within the next 60 days.

(11)

Includes 530,000 shares issuable upon the exercise of stock options that are currently exercisable and 428,000 shares issuable upon the exercise of stock options that will be exercisable within the next 60 days.

Changes in Control

There are no arrangements known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the Company.

Securities Authorized for Issuance under Equity Compensation Plans

In December 2011, our board of directors adopted a long term incentive plan which has been subsequently approved and amended by votes of our stockholders in January 2013.  The Plan was in existence with Stanford and was adopted by the Board of Directors on June 27, 2012, and assumed by the Company upon the acquisition of Stanford.

The following table sets forth information concerning our executive stock compensation plans as of December 31, 2013.

	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under compensation plans (excluding securities in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,647,500	$4.01	2,327,500

Equity compensation plans not approved by security holders	-	-	-

Total	2,647,500	$4.01	2,327,500

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC.  Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of Section 16(a) reports furnished to us for our most recent fiscal year, we know of no director, officer or beneficial owner of more than ten percent of our Common Stock who failed to file on a timely basis reports of beneficial ownership of the our Common Stock as required by Section 16(a) of the Securities Exchange Act of 1934, as amended.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

FOR THE 2015 ANNUAL MEETING

Pursuant to the rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2015 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act.

In addition to the requirements of Rule 14a-8, and as more specifically provided for in our bylaws, in order for a nomination of persons for election to our Board or a proposal of business to be properly brought before our annual meeting of stockholders, it must be either specified in the notice of the meeting given by or at the direction of our Board or by a stockholder entitled to vote and who complies with the notice procedures set forth in our bylaws.  It is anticipated that the 2015 Annual Meeting of Stockholders will be held in May or June 2015.  A stockholder making a nomination for election to our Board or a proposal of business for the 2015 Annual Meeting of Stockholders must deliver proper notice to us no later than the close of business on the 10th day after we publicly disclose the date of the meeting.

For each individual that a stockholder proposes to nominate as a director, the stockholder’s written notice to us must include the candidate’s name, contact information, biographical information and qualifications.  The request must also include the potential candidate’s written consent to being named in our proxy statement as a nominee and to serving as a director if nominated and elected.  From time to time, the Nominating Committee may request additional information from the nominee or the stockholder.  For additional information about the notice requirements for director nominations, see our bylaws.  For any other business that a stockholder desires to bring before an annual meeting, the stockholder notice must provide a brief description of such business, the reasons for conducting the business and any material interest in the business of the stockholder and any beneficial owner on whose behalf the stockholder has made the proposal.  For additional information about the notice requirements for other stockholder business, see our bylaws.

Under Rule 14a-4(c) of the Exchange Act, our Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the 2015 Annual Meeting of Stockholders that the stockholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how our Board intends to exercise its discretion to vote on the matter, unless we are notified of the proposal on or before the 10th day after we publicly disclose the date of the meeting, such notice being delivered or mailed to our Secretary, and the stockholder satisfies the other requirements of Rule 14a-4(c)(2).  If we first receive notice of the matter after the 10th day after we publicly disclose the date of the meeting, and the matter nonetheless is permitted to be presented at the 2015 Annual Meeting of Stockholders, our Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting.  We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

OTHER BUSINESS

Our Board knows of no matter other than those described herein that will be presented for consideration at the Annual Meeting.  However, should any other matters properly come before the Meeting or any adjournments thereof, it is the intention of the person(s) named in the accompanying Proxy to vote in accordance with their best judgment in the interest of our company and our stockholders.

ANNUAL REPORT

A copy of the Annual Report on Form 10-K/A for the year ended December 31, 2014, but not including exhibits, is available at www.ringenergy.com. A copy of our Annual Report on Form 10-K/A, excluding exhibits, will be furnished at no charge to each person to whom a proxy statement is delivered upon the request of such person.  Exhibits to the Annual Report on Form 10-K/A are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit.   Such requests should be directed to:  William R. Broaddrick, Chief Financial Officer, 6555 Lewis Ave., Suite 200, Tulsa, OK, 74136 or call (918) 499-3880.